EXHIBIT 5.1

January 14, 2005

Board of Directors

Alabama Gas Corporation

605 Richard Arrington Jr. Blvd. N

Birmingham, AL 35203-2707

RE:	Alabama Gas Corporation Offering of 5.70% Notes due January 15, 2035 and 5.20% Notes due January 15, 2020

Ladies and Gentlemen:

In our capacity as counsel for Alabama Gas Corporation, an Alabama corporation (the “Company”), we have examined the Registration Statement on Form S-3 (File No. 333-121077) (the “Registration Statement”), filed by the Company with the Securities and Exchange Commission (the “Commission”) under the provisions of the Securities Act of 1933, as amended and the prospectus dated December 21, 2004 and prospectus supplement with respect thereto, dated January 11, 2005 (collectively, the “Prospectus”), with respect to the proposed offering by the Company of $40,000,000 principal amount of its 5.70% Notes due January 15, 2035 and $40,000,000 principal amount of its 5.20% Notes due January 15, 2020 (collectively, the “Notes”). The Notes will be issued pursuant to an Indenture dated as of November 1, 1993 by and between the Company and The Bank of New York, as successor to NationsBank of Georgia, National Association, as Trustee (the “Indenture”), and those certain Officers’ Certificates of the Company, to be dated as of January 14, 2005 given pursuant to Section 301 of the Indenture (the “Officers’ Certificates”). All capitalized terms which are not defined herein shall have the meanings assigned in the Registration Statement.

For purposes of rendering this opinion, we have made such factual and legal examination as we deemed necessary under the circumstances, and in that connection we have examined, among other things, originals or copies of the following:

(i)	The Articles of Incorporation of the Company, as amended to date (the “Articles of Incorporation”);

(ii)	By-laws of the Company, as amended to date (the “Bylaws”);

(iii)	The Indenture, dated as November 1, 1993, between the Company and The Bank of New York, as successor to NationsBank of Georgia, National Association, as trustee (as amended or supplemented in accordance with the terms thereof);

(iv)	The Officers’ Certificates;

(v)	The forms of the Notes;

(vi)	The Registration Statement and exhibits thereto, including the Prospectus and the Prospectus Supplements, in the form filed with the Commission;

(vii)	The Statement of Eligibility of the Trustee on Form T-1 for the Notes;

(viii)	Such records of the corporate proceedings of the Company and such other documents that we considered necessary or appropriate for the purpose of rendering this opinion; and

(ix)	Such other certificates and assurances from public officials, officers and representatives of the Company that we considered necessary or appropriate for the purpose of rendering this opinion.

Board of Directors

January 14, 2005

Based upon the foregoing, and subject to the qualifications, limitations and exceptions set forth below, we are of the opinion that the Notes have been executed and authenticated as specified in the Indenture, as modified by the Officer’s Certificates, and issued and sold as described in the Registration Statement, the Prospectus and the Prospectus Supplements, and in accordance with the terms and conditions of the applicable underwriting agreements, the Notes are duly and validly authorized and issued, are fully paid and non-assessable debt securities of the Company, and constitute legal, valid and binding obligations of the Company in accordance with their terms.

The opinion set forth herein is subject to the following assumptions, qualifications, limitations and exceptions being true and correct at or prior to the time of the delivery of the Notes:

(a) the genuineness of all signatures on, and the authenticity of, all documents submitted to us as originals and the conformity to original documents of all documents submitted to us as copies;

(b) the effectiveness of the Registration Statement and any amendments thereto will not have been terminated or rescinded;

(c) the Indenture and Notes will be duly and validly executed and delivered by the Trustee and will constitute the legal, valid and binding agreements of the Trustee; and

(d) in the case of the Indenture pursuant to which the Notes are to be issued, there shall have been no revisions or amendments to the terms or provisions contained therein which would affect any of the opinions rendered herein.

Our opinions are furnished solely with regard to the Registration Statement and Prospectus pursuant to Item 16 of Form S-3 and Item 601(b)(5) of Regulation S-K, may be relied upon only in connection with the Registration Statement and Prospectus and may not otherwise be used, quoted or referred to by or filed with any other person or entity without our prior written permission.

We hereby consent to the filing of this opinion with the Securities and Exchange Commission as an Exhibit to the Company’s Form 8-K dated January 14, 2005 and to the incorporation by reference of this opinion into the above-referenced Registration Statement. In addition, we hereby consent to the inclusion of the statements made in reference to this firm under the heading “Legal Matters” in the Prospectus.

Yours very truly,

/s/ BRADLEY ARANT ROSE & WHITE LLP